UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 4, 2013

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

Effective December 4, 2013, Adaptive Medias, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger whereby the Company’s wholly owned subsidiary, Ember Acquisition Co., Inc., a Delaware corporation, merged with and into Ember, Inc., a Delaware corporation (“Ember”) (the “Merger”), SEC Accession No. 0001144204-13-0666249. At that time, Company indicated that, in connection with the Merger, it would be filing audited financial statements within the prescribed period. After further analysis, the Company has determined in good faith that no such audited financial are required to be filed pursuant to applicable statutes and rules.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The Company has determined that no financial statements are required to be filed by this Item in connection with the Merger as it did not meet the significant subsidiary test as defined in Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission.

(b)	Pro Forma Financial Information.

The text of Item 9.01(a), above, is hereby incorporated into this Item 9.02(b) by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer